                                                                    Exhibit 10.4

                                    AGREEMENT


         1.0      PARTIES

                  1.1 The parties to this Agreement are ISIS INNOVATION LIMITED, a limited liability company organised and existing under the laws of the United Kingdom and having its Registered Office at University Offices, Wellington Square, Oxford OX1 2JD, United Kingdom ("LICENSOR") and BECKMAN INSTRUMENTS, INC., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 2500 Harbor Boulevard, Fullerton, California 92634, U.S.A. ("LICENSEE").

         2.0      RECITALS

                  2.1 LICENSOR is a limited liability company wholly owned by the UNVERSITY OF OXFORD ("UNIVERSITY") formed for the purpose of exploiting inventions and know-how developed at UNIVERSITY. LICENSOR is the owner of the entire right, title and interest in and to Licensed Patent Rights (see paragraph 3.1) and in and to the related Technical Information (see paragraph 3.7).

                  2.2 LICENSEE is in the business of designing, developing, manufacturing and selling bioanalytical and diagnostic instrument systems and is interested in acquiring rights in and to the Licensed Patent Rights and related Technical Information.

                  2.3 UNIVERSITY and LICENSEE have on April 17, 1991 entered into the Research and Development Agreement of which a copy is attached as the Schedule to this Agreement ("R&D Agreement") which provided for LICENSEE to fund certain research and development directed toward the commercialization of the inventions included in Licensed Patent Rights. The parties have elected not to renew the R&D Agreement.

         3.0      DEFINITIONS

                  As used in this Agreement:

                  3.1 "Licensed Patent Rights" shall mean and include the following families (a), (b), (c) and (d):

                           (a) European patent 0 373 203 B designating AT, BE,
CH, DE, FR, GB, IT, LI, LU, NL, SE, in the name of Isis Innovation Limited; US patent application 08/230.012 in the name of E. M. Southern; Japanese patent application 505144/89 in the name of Isis Innovation Limited;

                  All based on and claiming priority from International Application PCT/GB89/00460 filed 2 May 1989 and British Patent Application 8810400.5 filed 3 May 1988.

                           (b) European patent 0 386 229 B designating AT, BE,
CH, DE, FR, GB, IT, LI, LU, NL, SE, in the name of Isis Innovation Limited; US patent 5,436,327 in the name of Isis Innovation Limited; Japanese patent application 510012/89 in the name of Isis Innovation Limited;

                  All based on and claiming priority from International Application PCT/GB89/01114 filed 21 September 1989 and from British Patent Application 8822228.6 filed 21 September 1988.

                           (c) any and all patent applications included herein
pursuant to the provision of Article 10.3 hereof; and

                           (d) any and all continuations, continuations-in-part,
divisions, re-issues and re-examinations of the aforementioned applications; any and all Letters Patent which may issue on or as a result of the aforementioned applications; and any and all foreign patent applications and patents corresponding to any such applications and patents.

                  3.2 "Royalty Bearing Product" shall mean and is limited to any product which is manufactured by or for and sold or otherwise used in the performance of a service on behalf of third party for money by LICENSEE or by an Affiliate, and which is covered by either a claim asserted in good faith or any patent application included in Licensed Patent Rights or a subsisting claim of any patent included in Licensed Patent Rights.

                  3.3 "claim asserted in good faith" shall mean and is limited to any claim, whether allowed or not, contained in any patent application included in Licensed Patent Rights which can reasonably be considered to be patentable in view of any and all references and prior art known to the parties at any time.

                  3.4 "subsisting claim" shall mean and is limited to any valid claim of a validly issued, unexpired and non-lapsed patent included in the Licensed Patent Rights which is not the subject of an interference, opposition, cancellation or re-examination proceeding.

                  3.5 "covered by" when used in the context that a product is covered by a subsisting claim or a claim asserted in good faith means that the product PER SE, the method of manufacture of such product, or the customarily intended use of such product must, when such product is sold or manufactured, constitute (but for the licences herein granted) an infringement of:

                           (i) a claim asserted in good faith considered as if
it were a subsisting claim; or

                           (ii) a subsisting claim when interpreted pursuant to
the patent statutes of the country in which the patent issued.

                  3.6 "Improvements" shall mean and include any invention now or hereafter owned by LICENSOR during the life of this Agreement or under which LICENSOR has the right to grant sublicenses, which is covered by the claims asserted in good faith or subsisting claims of any patent or patent application included in Licensed Patent Rights.

                  3.7 "Technical Information" shall mean and include all information now owned by LICENSOR or in LICENSOR's possession relating to technical aspects of the inventions described in Licensed Patent Rights.

                  3.8 (a) "Net Selling Price" shall mean the invoice price received by the LICENSEE or an Affiliate for the sale of Royalty Bearing Products required to be reported hereunder, less trade, contract and quantity discounts actually allowed, sales, use and turnover taxes (excluding income taxes), import or export and excise taxes, custom duties, imposts and the like, and packing and crating charges. The invoice price shall be that of whichever of LICENSEE or an Affiliate made the sale. In the event a Royalty Bearing Product is sold in combination with other apparatus or product, as part of a kit, or in any other combination, and the Royalty Bearing Product is not separately valued on the invoice or other document evidencing such sale, the selling price of the Royalty Bearing Product shall be the then current list price for the Royalty Bearing Product when sole separately or, in the absence of such list price, shall be determined by multiplying the aggregate selling price of the combination by a fraction the numerator of which shall be vendor's standard costs for the Royalty Bearing Product and the denominator of which shall be vendor's standard cost for the total combination at the time of the sale. In the event that both the Royalty Bearing Product and other product have separate list prices but are being sold at a combination price which is less than the total of the separate list prices, then the selling price of the Royalty Bearing Product shall be determined by multiplying the invoice price charged for the combination by the ratio of the list price of the Royalty Bearing Product to the sum of the list prices of the Royalty Bearing Product and such other product. Where a Royalty Bearing Product is sold by LICENSEE to an Affiliate or by one Affiliate to LICENSEE or to another Affiliate at a price which is lower than the current U.S. list price of that product, then for the purpose of calculating the royalty due to LICENSOR for the sale price there shall be substituted the current US list price. If the Affiliate making the sale is not a US company then the current list price shall be the list price in that vendor's country of incorporation. Without the prior written consent of LICENSOR, LICENSEE and its Affiliates shall not accept or solicit any non-monetary consideration in the sale of Royalty Bearing Products, or in the use of what would otherwise be Royalty Bearing Products in the performance of services on behalf of third parties. In the event that LICENSEE or an Affiliate provides an instrument to a particular customer and/or provides service on an instrument to a particular customer based, in whole or in part, on that customer's purchase of Royalty Bearing Products; and the price shown on the invoice to such particular customer for such Royalty Bearing Product is more than the average price in the reported period for the Royalty Bearing Product when sold separately to other customers; and either there is no charge for such instrument and/or such service or the charge for such instrument and/or service is less than the average charged therefor to other customers in the reported period when they are provided separately; then the Net Selling Price for the Royalty Bearing Product to such particular customer shall be the average price for the Royalty Bearing Product during the reported period when sold separately.

                           (b) With respect to Royalty Bearing Products
otherwise used in the performance of a service on behalf of a third party for money, the Net Selling Price for the purpose of computing royalties shall be deemed to be the Net Selling Price at which similar Royalty Bearing Products are currently being sold or offered for sale (i.e. published List Price) in quantities corresponding to those involved in the disposition with respect to which royalty is to be determined. Where the Net Selling Price of Royalty Bearing Products otherwise used in the performance of a service on behalf of a third party for money cannot be reasonably determined in this way, then the Net Selling Price for the purpose of computing royalties hereunder shall be deemed to be the average mark-up of whichever of LICENSEE or its Affiliate entered into the transaction times such party's standard cost for such Royalty Bearing Products. "Average mark-up" means the vendor party's average mark-up above standard cost for similar Royalty Bearing Products for which a Net Selling Price is established under paragraph 3.8(a) above provided, however, that if there is no such similar Royalty Bearing Product the vendor party's Net Selling Price shall be deemed to be the sum of labour (direct and indirect) and the cost of material entering into the manufacture of such Royalty Bearing Products computed in accordance with customary accounting procedures.

                  3.9 The terms "sale," "sold," "otherwise used" or terms of similar import, as used in this Agreement in reference to the transfer of Royalty Bearing Products to others, shall mean, in addition to the usual sale transactions, delivery of Royalty Bearing Products to others, regardless of the basis of compensation, if any, and the placing of Royalty Bearing Products into use by LICENSEE or its Affiliates for any purpose other than manufacturing assurance, quality control, product demonstrations, methods development, instrument and system validation, service of instruments and systems and one-time or short-term provision of free samples as sales and marketing promotions to generate or encourage future customer purchases.

                  3.10 Affiliate shall mean any corporation or business association which is controlled by, controlling or under common control with LICENSEE. In the context of a corporation or other limited liability entity the word and root "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares or other equity interests entitled to vote in the election of directors of the corporation or business association; and, in the context of a partnership, joint venture or other form of business enterprise the right to receive at least fifty per cent (50%) of the net proceeds of such enterprise.

                  3.11 "LICENSEE Consortium" means any group, consortium, joint venture, partnership, alliance or corporation in which LICENSEE is a participant which has as one of its principal objectives the development and commercialisation of products and processes covered by the claims of the Licensed Patents.

                  3.12 "life of this Agreement" shall mean the period between the Effective Date and any termination of this Agreement.

         4.0      WARRANTIES AND REPRESENTATIONS

                  4.1 LICENSOR warrants and represents that it is the sole and exclusive owner of the entire right, title and interest in and to the inventions included in the patent applications and patents included in Licensed Patent Rights and of the Technical Information to be delivered hereunder, and that it has the right and power to grant the licences of the scope herein granted.

         5.0      LICENSES GRANTED

                  5.1 LICENSOR hereby grants to LICENSEE, for the life of this Agreement, a non-exclusive right and license to practise all methods and to make, have made, use and sell all products covered by a claim asserted in good faith in the Licensed Patent Rights throughout all countries of the world to the full end of the respective terms of any such patents included in the Licensed Patent Rights.

                  5.2 LICENSOR hereby grants to LICENSEE an irrevocable, non-exclusive, fully-paid, divisible, right and licence to use and have used all Technical Information in the manufacture, use and sale of any Royalty Bearing Product throughout the world.

                  5.3 The rights and licences granted in paragraphs 5.1 and 5.2 shall extend to Affiliates who undertake directly with LICENSOR in writing with the terms of this Agreement.

                  5.4 With respect to any United States or foreign patent which LICENSOR now owns or controls, or which it may hereafter own or control. LICENSOR agrees that it will not assert any claim or any such patent against any Royalty Bearing Product, in whole or in part, which has been sold by LICENSEE or an Affiliate under the licences herein granted.

                  5.5 LICENSEE shall be responsible for compliance with all applicable Export Control Regulations and shall indemnify LICENSOR against any breach of such Regulations.

         6.0      REPORTS AND EARNED ROYALTY PAYMENTS

                  6.1 On the Effective Date of this Agreement LICENSEE agrees
to pay LICENSOR the sum of [            ](1) which sum shall not be
creditable toward earned royalties or minimum payments hereunder and shall not otherwise be refundable. LICENSOR acknowledges receipt and payment in full of the foreging sum from LICENSEE.

                  6.2 Commencing with the semi-annual period in which the first commercial sale, or other use in the performance of a service on behalf of a third party for money, occurs, LICENSEE shall thereafter make written reports to LICENSOR semi-annually during the life of this Agreement within sixty (60) days after the first day of January and July setting forth the Net Selling Price of all Royalty Bearing Products which have been sold or otherwise used by LICENSEE or its Affiliates during the preceding six (6) month-period. LICENSEE shall notify LICENSOR immediately following the occurrence of the first commercial sale or other use in the performance of a service for a third party for money.

                  6.3 Concurrently with the making of each semi-annual provided for in paragraph 6.2 hereof, LICENSEE subject to the last sentence of this paragraph 6.3 shall pay LICENSOR royalties computed at the specified percentages of the Net Selling Prices of all Royalty Bearing Products
included in each such report. The specified percentages are [     ](2) in
relation to consumables, [     ](3) in relation to computer software Royalty
Bearing Products

--------------
(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

marketed independently of hardware Royalty Bearing Product, and [     ](4) in
relation to all other Royalty Bearing Products. Notwithstanding anything in this paragraph 6.3 or paragraph 7.1 or this Agreement to the contrary (royalties running to minimum) shall neither be due from LICENSEE, nor payable to LICENSOR until the cumulative royalties at the rates specified herein in respect of the sales or other use in the performance of a service
for a third party or money by LICENSEE or its Affiliates exceed [            ]
(5).

                  6.4 Only one (1) royalty shall be paid with respect to any Royalty Bearing Product sold under or pursuant to the licences herein granted and such royalty shall be computed upon the Net Selling Price of the vendor LICENSEE or its Affiliate with respect to the particular Royalty Bearing Product. Whether or not any particular Royalty Bearing Product is covered by a subsisting claim or a claim asserted in good faith shall be determined by the scope of the subsisting claim or claim asserted in good faith of any patent or patent application in the country of manufacture or in the country in which such Royalty Bearing Product is first delivered to a customer by the vendor LICENSEE or Affiliate.

                  6.5 Under this Agreement a Royalty Bearing Product shall be considered to be sold when billed out except that upon expiration of any patent or upon revocation of all subsisting claims or upon the abandonment of all claims asserted in good faith covering such Royalty Bearing Product or upon any termination of this Agreement, all shipments made on or prior to the date of such expiration, revocation, abandonment or termination, which have not been billed out prior thereto, shall be considered as sold (and therefore subject to royalty). Royalties paid on Royalty Bearing Products which are not accepted by customer shall be credited to LICENSEE if and to the extent that the amounts due from the customer are written off in the books of the vendor LICENSEE or Affiliates.

         7.0      MINIMUM ROYALTIES

                  7.1 In the event that earned royalties generated hereunder do not aggregate the minimum sums during each of the twelve-(12)-month periods set forth in the table below, LICENSOR shall deduct from the
[            ](6) pre-paid royalty of paragraph 6.3 the deficiency between the actual earned royalties and such minimum sum. The minimum royalty hereunder during the respective twelve-(12)-month periods is as follows:

                     Period                                   Minimum Royalty
                     ------                                   ---------------
                           7.1.1 the 12-month period ("the       [      ](7)
first minimum royalty period") which commences on the first day after the semi-annual period in which the first commercial sale

------------------
(4) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

             ;
-------------

                                                                                 Minimum Royalty
                                                                                 ---------------
                           7.1.2 the 12-month period ("the second minimum
royalty period") which immediately follows the first minimum                       [     ](8)
royalty period;

                           7.1.3 the 12-month period which
immediately follows the second minimum royalty period.                             [     ](9)


         8.0      RECORDS AND ARRANGEMENTS FOR PAYMENT

                  8.1 LICENSEE shall keep records showing sales of products under and pursuant to the licences herein granted (and required to be reported in accordance with Article 6.0 hereof) in sufficient detail to enable the royalties payable hereunder to be determined. LICENSEE shall permit its books, ledgers and records to be examined periodically during regular business hours, but no more than once during any twelve-(12)-month period, for the purposes only and to the extent necessary to verify any report provided for in Article 6.0 hereof which has been submitted within three (3) years next preceding the date of such examination, such examination to be made at the expense of LICENSOR by an independent auditor who shall report to LICENSOR only the amount of royalties due and payable hereunder. LICENSOR agrees that any report (and any payment made pursuant thereto) submitted more than three (3) years preceding the date of any such examination shall be conclusively presumed to be correct. Any audit following any termination of this Agreement shall be made within one (1) year following the effective date of such termination.

                  8.2 All payments due to LICENSOR under this Agreement shall be transferred and credited to an account of LICENSOR at such Bank in England as LICENSOR may from time to time nominate for the purpose. Payments shall be made in pounds sterling, royalty payments being converted at the official rate of conversion ruling on the day of actual transfer (without deduction for cost of transmission).

                  8.3 Where LICENSEE is obliged to make a payment to LICENSOR under this Agreement which attracts sales, use excise or other similar taxes or duties, LICENSEE shall be responsible for payment such taxes and duties.

                  8.4 Where LICENSEE is obliged by U.S. Federal or State legislation to deduct form a payment due to LICENSOR under this Agreement Withholding Tax payable to the Federal or State Government, LICENSEE shall deduct such tax and pay it to the relevant taxing authority, and shall supply LICENSOR with a Certificate of Tax Deduction at the time of payment to LICENSOR. The parties shall co-operate in order that LICENSOR might obtain the appropriate relief under any applicable US/UK Double Tax Treaty.

-----------------
(8) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(9) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  8.5 In the event that full payment of any amount due from LICENSEE to LICENSOR under this Agreement is not made by any of the dates stipulated, LICENSEE shall be liable to pay interest on the amount unpaid at
the rate of [           ](10) over the base rate for the time being of
Barclays Bank PLC, from the date when payment was due until the date of actual payment.

         9.0      SUB-LICENSEES

                  9.1 Except as stated in paragraph 5.3. and without prejudice to the right for LICENSEE and those brought within this Agreement pursuant to paragraph 5.3 to sell Royalty Bearing Products through agents or distributors, the licences granted in this Agreement carry no sub-licensing rights; and neither LICENSEE nor any Affiliate will grant any sub-licenses without the prior written consent of LICENSOR.

                  9.2 Following receipt of a written request from LICENSEE LICENSOR will not unreasonably withhold or delay the grant to a member of a LICENSEE Consortium of a non-exclusive licence under the Licensed Patent Rights and Technical Information).

         10.0 FURNISHING TECHNICAL INFORMATION, PROSECUTION AND MAINTENANCE OF PATENT APPLICATION AND PATENTS, PATENT MARKING

                  10.1 Promptly following the Effective Date of this Agreement, LICENSOR shall furnish all available Technical Information to LICENSEE.

                  10.2 In clauses 6 and 8 of R&D Agreement, UNIVERSITY accepted certain confidentiality obligations with regard to what is there described as confidential information written, prepared or generated by UNIVERSITY in the course of, and as part of the Project which was the subject of the R&D Agreement. LICENSEE now undertakes with LICENSOR in similar terms (MUTATIS MUTANDIS) with regard to Technical Information, LICENSEE also taking into account the preservation of LICENSOR's patent rights both domestic and foreign, which might be prejudiced by any premature disclosure or publication.

                  10.3 LICENSOR shall bring to the attention of LICENSEE any improvement made by LICENSOR during the term of this Agreement. LICENSOR may elect to include any such Improvement under the definition of Licensed Patent Rights upon notice to LICENSOR given within ninety (90) days following the date upon which LICENSOR discloses such Improvement to LICENSEE.

                  10.4 LICENSOR agrees to cause to be prosecuted and maintained (i.e. pay the maintenance fees and taxes) each of the applications included in the Licensed Patent Rights. LICENSOR shall exercise all reasonable endeavours to prosecute, obtain and maintain any and all such patent applications and patents.

--------------
(10) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  10.5 LICENSEE shall procure that all advertising and marketing material for Licensed Products marketed by LICENSEE or its Affiliates is marked with the legend "Manufactured and sold under licence from Isis Innovation Limited, Oxford, England" or such other legend as LICENSOR may reasonably require. LICENSEE shall also procure that all such advertising and marketing material, and all product inserts and labels, are marked with such specific patent numbers and with such legend as LICENSOR may reasonably require.

         11.0     HALTING COMPETITION

                  11.1 Neither party shall be under any obligation to take steps to halt infringement by others of any patent included in Licensed Patent Rights, but each party shall notify the other promptly upon becoming aware of such infringement. LICENSOR may then, at its option, take steps to halt the infringement and may, for that purpose, bring any action, suit or proceeding against any person, firm or corporation so infringing such patent or any of them, necessary to prevent such infringement or recover damages therefrom. All costs, disbursements and expenses of any such action, suit or proceeding, except to the extent collected from the party against whom such action, suit or proceeding is brought, shall be borne by LICENSOR. Any damages or other monies recovered in such action, suit or proceeding shall be retained by LICENSOR for its own benefit.

                  11.2 In the event LICENSOR has not taken appropriate action within three (3) months after the initial notification under paragraph 11.1, LICENSEE shall have the right to stop payment of running and minimum royalties under Articles 6.0 and 7.0 until LICENSOR either brings suit against the infringing party or licences the infringing party or the infringing party discontinues its infringing activity. The right to stop payment of royalties shall not affect in any way LICENSEE's continuing right to the licenses granted under this Agreement. LICENSEE shall continue to report its sales of Royalty Bearing Products as required by paragraph 6.2. In addition to the preceding rights and remedies LICENSEE may, at its option, take steps to halt the infringement and may, for that purpose, bring any action, suit or proceeding against any person, firm or corporation so infringing such patent or any of them, necessary to prevent such infringement or recover damages therefrom. All costs, disbursements and expenses of any such action, suit or proceeding, except to the extent collected from the party against whom such action, suit or proceeding is brought, shall be borne by LICENSEE. Any damages or other monies recovered in such action, suit or proceeding shall be retained by LICENSEE for its own benefit.

                  11.3 Each party shall furnish the other, upon request and without cost to the recipient, all evidence and information in the first party's possession relating to any action, suit or proceeding brought by the other party as provided in this Article 11.0 and shall join therein on a non-controlling basis to the extent requested by the other party.

                  11.4 If in any action, suit or proceeding brought by LICENSOR or LICENSEE pursuant to this Article 11.0 a judgment or decree is entered:

                           (i) holding each applicable claim or claims invalid;
or

                           (ii) holding adversely as to inventorship; or

                           (iii) construing all applicable claims so as not to
read upon a Royalty Bearing Product for which royalties are then being paid by LICENSEE;

                  but such judgment or decree is not an irrevocable judgment (as defined in Article 12.0 hereof) LICENSEE shall thereafter continue to report accrued earned royalties which would otherwise be required to be reported under
Article 6.0 hereof solely by virtue of any patent included in Licensed Patent Rights upon which such action, suit or proceeding is based, but no payment of such royalties shall be required under Article 6.0 hereof in respect of the territory over which the tribunal entering the judgment or decree has jurisdiction ("the judgement territory") until the entry of an irrevocable judgment:

                           (i) holding each applicable claim or claims valid;
and

                           (ii) having no holding adverse to inventorship; and

                           (iii) construing all applicable claims so as to read
upon the Royalty Bearing Product for which royalties have been accrued by LICENSEE.

                  Furthermore, during any such period of accrual of earned royalties the minimum payments due under Article 7.0 shall be reduced by the proportion which the Net Selling Prices of Royalty Bearing Products reported in the two preceding semi-annual royalty reports as having been sold in the judgement territory bears to the aggregate Net Selling Prices of all Royalty Bearing Products reported in the reports as having been sold worldwide. The amount of each reduction shall be withheld by LICENSEE alongside the accrued earned royalties.

                  Accrued earned royalties and minimum payments not payable hereunder shall be retained by LICENSEE, and whether or nor earned royalty and minimum payments shall be restored to their full level as provided in Articles
6.0 and 7.0 hereof shall be determined by the provisions of Article 12.0 hereof. Accrued earned royalties and minimum payments withheld by LICENSEE hereunder shall be deposited by LICENSEE in an account bearing the best interest reasonably obtainable, and such accrued interest shall be paid to or retained by the party having the right to such accrued royalties and minimum payments.

         12.0     CONSTRUCTION OF PATENTS

                  12.1 If, in any proceeding in which the validity, infringement or priority of any claim of any patent or patent application included in Licensed Patent Rights is in issue a judgment or decree is entered which becomes not further reviewable through the exhaustion of all permissible applications for rehearing or review by a superior tribunal, or through the expiration of the time permitted for such applications (hereinafter referred to as an "irrevocable judgment"), the construction placed upon any such claim by such irrevocable judgment shall be thereafter followed in the territory over which the tribunal entering such judgment has jurisdiction, not only as to such claim but as to all claims to which such construction applies with respect to acts occurring thereafter. If such irrevocable judgment holds any claim invalid or is adverse to the patent as to inventorship, or construes all applicable claims so as not to read upon any Royalty Bearing Product, LICENSEE shall be relieved thereafter from including in its reports hereunder all such Royalty Bearing Products sold thereafter in the territory over which the tribunal entering such judgment has jurisdiction as are covered only by such claim or by any broader claim to which such judgment is applicable and from the performance of those other acts which may be required by this Agreement only as to such claim. If there are two or more conflicting irrevocable judgments with respect to the same claim the decision of the higher tribunal shall be followed thereafter, but if the tribunals be of equal dignity, then the decision more favourable to the claim shall be followed until the least favourable decision has been followed by the irrevocable judgment of another tribunal of equal or higher dignity. In the event of conflicting irrevocable judgments of the same tribunal, the latest shall control.

         13.0     CONFLICTING PATENTS

                  13.1 If at any time during the life of this Agreement LICENSEE discovers that any Royalty Bearing Product manufactured or sold by LICENSEE under this Agreement or the use thereof infringes claims of an unexpired patent or patents owned by another person, firm or corporation, LICENSEE may negotiate with such other person, firm or corporation for a license on such terms as LICENSEE deems appropriate. Should the settlement with such person, firm or corporation include a royalty bearing license the royalties otherwise payable under this Agreement, including the minimum royalties, shall be reduced by the same amount as the royalties paid to such other person, firm or corporation but such reduction shall not exceed one-half (1/2) of the royalties, including minimum royalties, otherwise payable hereunder.

         14.0     [              ](11) LICENSEE

                  14.1 If LICENSOR shall, at any time during the term of this Agreement, grant to any other person or legal entity under any patent or patent application included in licensed patent rights a license which grants the same or equivalent license rights as are granted herein to LICENSEE
[              ](12), LICENSOR shall so notify LICENSEE [              ](13).

         15.0     TERMINATION

                  15.1 If LICENSEE shall at any time default in the payment of any royalty or the making of any report hereunder, or shall commit any breach of any covenant herein contained, or shall make any false report and shall fail to remedy any such default, breach or report, within ninety (90) days after written notice thereof by LICENSOR, the latter may, at its option, terminate this Agreement by notice to such effect and avail itself of such other legal remedies as are appropriate.

                  15.2 If LICENSEE shall:

(11) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(12) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(13) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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

                           (i) apply for or consent to the appointment of, or
the taking of possession by, a receiver, custodian, trustee, liquidator or intervenors of itself or of all or a substantial party of its property;

                           (ii) admit in writing its inability to pay its debts
or perform its obligations under this Agreement as payment of its debts or performance of its obligations become due;

                           (iii) make a general assignment for the benefit of
creditors;

                           (iv) commence a voluntary case under the Federal
bankruptcy code (as now or hereafter in effect) or be adjudicated a bankrupt or insolvent;

                           (v) file a petition seeking to take advantage of any
other law providing for the relief of debtors;

                           (vi) fail to controvert in a timely or appropriate
manner, or acquiesce in writing to, any petition filed against LICENSEE in any bankruptcy, re-organisation or insolvency proceeding; or

                           (vii) take any corporate action for the purpose of
effecting any of the foregoing or their equivalent (if any) under applicable law;

                  or if a proceeding or case shall be commenced, without the application or consent of LICENSEE, in any Court of competent jurisdiction, seeking:

                                    (I) the liquidation, re-organisation,
dissolution, winding-up, or composition or re-adjustment of debts, of LICENSEE:

                                    (II) the appointment of a trustee, receiver,
custodian, liquidator or the like of LICENSEE, or of all or any substantial part of its assets; or

                                    (III) similar relief in respect of LICENSEE
under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or an order for relief against LICENSEE shall be entered in an involuntary case under the Federal bankruptcy code;

                           then LICENSOR may be written notice terminate this
Agreement immediately, and avail itself of such other legal remedies as are appropriate.

                  15.3 At any time upon thirty (30) days' prior written notice to LICENSOR, LICENSEE shall have the right to surrender all right and license acquired by it under any one or more (including all) of the patent applications and/or patents included in Licensed Patent Rights, and as of the effective date of said notice all rights of LICENSEE in respect of said patent applications(s) and/or patent(s) shall cease, and said patent application(s) and/or patents shall be excluded from the definition of Licensed Patent Rights and from the scope of this Agreement. Any such surrender shall not relieve LICENSEE of its obligation to pay royalties due or accrued prior to the effective date of such notice.



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

                  15.4 Unless previously terminated in accordance with the foregoing provisions of this Article 15.0 this Agreement and the licenses herein granted to LICENSEE shall run to the full end of the term of the last expiring patent included in Licensed Patent Rights.

         16.0     RIGHT OF ASSIGNMENT

                  16.1 The obligations of LICENSEE hereunder, including the obligation to report and pay royalties, shall run in favour of the successors and assigns or other legal representatives of LICENSOR.

                  16.2 LICENSEE's rights under this Agreement and the licences herein granted shall pass to any person, firm or corporation succeeding to its business in products licensed hereunder as a result of sale, consolidation, re-organisation or otherwise, provided such person, firm or corporation shall, without delay, undertake directly with LICENSOR to comply with the provisions of this Agreement and to become in all respects bound thereby in the place and stead of LICENSEE.

         17.0     LIMITATION OF LIABILITY

                  17.1 LICENSOR will use all reasonable endeavours to inform LICENSEE of any allegation or claim that advice given by Professor Southern or any other employee, agent or appointee of LICENSOR or UNIVERSITY who provides consulting or advisory services under or pursuant to this Agreement constitutes or results in infringement of third-party rights. However, LICENSOR makes no representation or warranty that such infringement will not take place.

                  17.2 LICENSOR accepts no responsibility for any use which may be made of Licensed Products or of any services carried out under or pursuant to this Agreement, nor for any reliance which may be placed on such Products or services, nor for advise or information given in connection with them.

                  17.3 LICENSEE undertakes to make no claim against Professor Southern or any other employee, agent or appointee of LICENSOR or UNIVERSITY, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter.

                  17.4 The liability of either party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to any incidental or consequential damages or losses including (without limitation) loss of profits.

                  17.5 In any event, the maximum liability of LICENSOR to LICENSEE under or otherwise in connection with the Agreement or its subject-matter shall not exceed the return of all monies paid by LICENSEE to LICENSOR under this Agreement, together with interest on the balance of such monies from time to time outstanding, accruing from day to day at the Barclays Bank PLC base rate from time to time in force and compounded annually as at 31 December.



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

                  17.6 If any sub-paragraph of this Article 17.0 is held to be invalid or unenforceable under any applicable statue or rule of law then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining sub-paragraphs of this Article 17.0.

         18.0     FORCE MAJEURE

                  18.1 If the performance by either party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

         19.0     NOTICES

                  19.1 All notices provided for in this Agreement shall be in writing and shall be considered delivered fourteen days after the date on which they are deposited in the mail, air mail, postage prepaid, addressed to the respective parties as follows:

                  If to LICENSOR:           The Managing Director
                                            Isis Innovation Limited
                                            2 South Parks Road
                                            Oxford OX1 3UB   ENGLAND

                  Copy to:                  The Registrar
                                            University of Oxford
                                            University Offices
                                            Wellington Square
                                            Oxford  OX1 2JD   ENGLAND

                  If to LICENSEE:           Beckman Instruments, Inc.
                                            Bioanalytical Systems Group
                                            2500 Harbor Boulevard
                                            Fullerton
                                            California  94304   U.S.A.
                                            Attention:  Legal Department

                  Copy to:                  Beckman Instruments, Inc.
                                            2500 Harbor Boulevard
                                            Fullerton
                                            California  92634   U.S.A.

                                            Attention:  Legal Department

                  or to such other addresses as may be designated by the respective parties in writing.



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

         20.0     ARTICLES TITLES

                  20.1 The Article titles are for convenience only and shall not be construed to limit or extend the meaning of any portion of this Agreement.

         21.0     LAW GOVERNING AND CONSTRUCTION

                  21.1 This Agreement shall be governed by English Law. The English Courts shall have exclusive jurisdiction to deal with any dispute which has arisen or may arise out of or in connection with the Agreement, unless LICENSOR voluntarily submits itself to the jurisdiction of some other tribunal.

         22.0     ENTIRE AGREEMENT, MODIFICATION, ETC.

                  22.1 This Agreement contains the entire and only agreement between the parties respecting the subject-matter hereof, supersedes all previous negotiations, representations, undertakings and agreements, both written and oral, heretofore made between the parties with respect to the subject-matter hereof; and any representation, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon either party. No modification, renewal, extension, waiver or cancellation, and no termination, (except as provided in Article 15.0 hereof) of this Agreement and any of the provisions herein contained shall be binding unless signed by the party to be charged. As used in this Article 22.0 the word "termination" includes any and all means of bringing to an end prior to its expiration by its own terms this Agreement, or any provisions thereof, whether by release, discharge, cancellation or otherwise.

         23.0     EFFECTIVE DATE

                  23.1 The Effective Date of this Agreement is April 17, 1991.

                  IN WITNESS whereof, each of the parties hereto has caused this Agreement to be executed by this duly-authorised executive officer.



EXHIBIT

R&D AGREEMENT



BECKMAN INSTRUMENTS, INC.                  ISIS INNOVATION LIMITED




By:                                        By:
   ------------------------------             --------------------------------




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